Exhibit 32

      Certification of Chief Executive Officer and Chief Financial Officer
                         Pursuant to Section 906 of the
                           Sarbanes-Oxley Act of 2002

     Dana C. Gavenda, Chief Executive Officer and President of FSB Community Bankshares, Inc., a federal corporation (the "Company") and Kevin D. Maroney, Senior Vice President and Chief Financial Officer of the Company, each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-QSB for the quarter ended June 30, 2007 (the "Report") and that to the best of his knowledge:

     1. the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





Date:  August 14, 2007                   /s/ Dana C. Gavenda
                                         -------------------------
                                         Dana C. Gavenda
                                         President and Chief Executive Officer



Date:  August 14, 2007                   /s/ Kevin D. Maroney
                                         -------------------------
                                         Kevin D. Maroney
                                         Senior Vice President and Chief
                                         Financial Officer




A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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